UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2010

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

On October 6, 2010, we issued a press release announcing that smart USA Distributor LLC, our wholly owned subsidiary, has entered into a Memorandum of Understanding with Nissan Motor Co., Ltd. relating to the right to procure a vehicle from Nissan for distribution through the smart USA dealer network. We estimate that smart USA would incur approximately $25 million of development, engineering and tooling costs to bring the new vehicle to market, including $1.5 million expensed in the third quarter of 2010. Completion of the transaction is subject to customary conditions, including the completion of definitive agreements. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Statements herein involve forward-looking statements, including forward-looking statements regarding estimated costs in connection with the transaction and our ability to complete the transaction noted above. Actual results may vary materially because of risks and uncertainties, including completion of binding documentation, performance by certain vendors and suppliers, and other conditions many of which may be outside of our control. These forward-looking statements should be evaluated together with additional information about Penske Automotive's business, markets, conditions and other uncertainties which could affect Penske Automotive's future performance. These risks and uncertainties are addressed in Penske Automotive's Form 10-K for the year ended December 31, 2009, and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

October 6, 2010	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release.